EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Blackstone Enters into an Arrangement for $2B Equity Investment for the Sabine Pass Liquefaction Project

Houston, Texas - February 27, 2012 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP) announced today that it has entered into an exclusive arrangement with Blackstone Energy Partners L.P., Blackstone Capital Partners VI L.P., and certain affiliates (collectively, “Blackstone”) to finalize and execute definitive agreements under which Blackstone would purchase newly issued CQP Senior Subordinated Paid-in-Kind Units (“CQP PIK Units”) for $2 billion (the “Financing”). CQP would use the proceeds of the Financing to fund the equity portion of the costs of developing, constructing and placing into service its Sabine Pass liquefaction project being developed at the Sabine Pass LNG terminal (the “Liquefaction Project”), the purchase of the Creole Trail pipeline from Cheniere Energy, Inc. and other partnership business purposes.

Cheniere Partners is advancing towards a positive final investment decision for the development and construction of the first two of four liquefaction trains. The cost for the construction of the first two trains is currently estimated to be $4.5 billion to $5.0 billion, before financing costs. The debt financing for the Liquefaction Project is expected to be completed by the end of the first quarter. Construction is expected to commence in the first half of 2012. The purchase of the Creole Trail pipeline is expected to close concurrently with the closing of the Financing.

Under the units purchase agreement currently under negotiation, Blackstone would purchase approximately 111 million CQP PIK Units for $18 per unit. The CQP PIK Units would have a quarterly PIK rate of 4.2% and convert into CQP common units after two liquefaction trains begin commercial operation, which we expect to occur in 2016. The parties contemplate that the Board of Directors of CQP's general partner would consist of eleven members, including four directors appointed by Blackstone, four directors appointed by Cheniere Energy, Inc. and three independent directors.

“Obtaining this financing will be a significant milestone for the advancement towards construction of the first two liquefaction trains. Blackstone is one of the world's largest private equity investors, with significant experience in the energy sector and a history of successful development of large scale energy projects. We look forward to a successful working relationship with Blackstone as a value-added partner in the development of our Sabine Pass liquefaction project,” said Charif Souki, Chairman and CEO. “We expect to obtain the remaining financing needed to fund the first two trains by the end of the first quarter and to commence construction in the first half of 2012.”

David Foley, Senior Managing Director of Blackstone and CEO of Blackstone Energy Partners said, “We have been impressed with the vision and capability of Cheniere's management, which have afforded Cheniere Partners a competitive advantage and compelling opportunity to develop the first natural gas liquefaction export facility in the continental United States, creating thousands of jobs for American workers and providing significant benefits to the local economy and the state of Louisiana.”

The closing of the Financing is subject to, among other things, the execution of definitive documents, receipt of regulatory approvals required to permit commencement of construction of the Liquefaction Project, closing of the purchase of the Creole Trail pipeline, closing of the debt financing for the first two trains and other conditions necessary to complete the transaction.

Cheniere Partners owns 100 percent of the Sabine Pass LNG receiving terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana. The Sabine Pass terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe). Cheniere Partners is developing a project to add liquefaction and export capabilities to the existing infrastructure at the Sabine Pass LNG terminal. As currently contemplated, the Liquefaction Project is being designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa. The Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train. In November 2011, Sabine Liquefaction entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc. Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes. The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. The BG SPA commences with the start of train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations. Commencement of construction for the first two trains is subject, but not limited to, regulatory approvals and Cheniere Partners making a final investment decision. The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations. Commencement of construction for the third and fourth trains is subject, but not limited to, entering into an EPC contract, regulatory approvals and Cheniere Partners making a final investment decision. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com. Credit Suisse Securities LLC acted and continues to act as financial adviser to Cheniere Energy Partners.

Target Date
	Milestone	Trains 1 & 2	Trains 3 & 4
▪	DOE export authorization	Received	Received
▪	Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
	- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
	- Gas Natural Fenosa	3.5 mtpa
	- GAIL (India) Ltd.		3.5 mtpa
	- KOGAS		3.5 mtpa
▪	EPC Contract	Complete	4Q12
▪	Financing commitments		1Q13
	- Equity	Received
	- Debt	1Q12
▪	FERC construction authorization	1H12	1H12
▪	Commence construction	2012	2013
▪	Commence operations	2015/2016	2017/2018

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke, 713-375-5104
Media: Diane Haggard, 713-375-5259